Exhibit 99.1
MariMed Reports Third Quarter 2023 Earnings

NORWOOD, MA, November 8, 2023 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the third quarter ended September 30, 2023.
“I am pleased to report another solid quarter of strong revenue growth on both a year-over-year and a sequential basis as we continue to outperform the greater industry,” said Jon Levine, Chief Executive Officer. “We reported our 15th consecutive quarter of positive adjusted EBITDA. Our wholesale business continued to set quarterly sales records, which will continue for the remainder of this year and next. Our balance sheet remains one of the strongest in the industry, and we were particularly pleased with the exponential growth of our Maryland operations with the commencement of adult-use sales on July 1st.”
Financial Highlights1
The following table summarizes the Company's consolidated financial highlights (in millions, except percentage amounts):

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$38.8	$33.9	$109.7	$98.2
GAAP Gross margin	43%	48%	44%	49%
Non-GAAP Gross margin	45%	48%	45%	49%
GAAP Net (loss) income	$(4.3)	$2.7	$(5.9)	$8.9
Non-GAAP Net (loss) income	$(3.1)	$4.7	$(2.2)	$17.0
Non-GAAP Adjusted EBITDA	$6.1	$8.6	$19.4	$27.9
Non-GAAP Adjusted EBITDA margin	16%	25%	18%	28%
1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” below and in the financials information included herewith.
CONFERENCE CALL
MariMed management will host a conference call on Thursday, November 9, 2023 at 8:00 a.m. Eastern time, to discuss these results. The conference call may be accessed through MariMed’s Investor Relations website, or by clicking the following link: https://app.webinar.net/kpQmoVjo85M.

THIRD QUARTER 2023 OPERATIONAL HIGHLIGHTS
During the third quarter, the Company announced the following developments in the implementation of its strategic growth plan:
•July 1: MariMed commenced adult-use retail and wholesale operations in Maryland. The Company's retail sales, which began in Q422, grew 88% sequentially, while its wholesale business grew 161% year-over-year.

•July 13: MariMed staged the ‘Boston 280E THC Party’ in Boston Harbor to protest unfair cannabis industry tax laws. Inspired by its 250th anniversary, the Company reenacted the Boston Tea Party. Onboard a schooner in Boston Harbor, MariMed management and employees dressed in colonial outfits and decried unfair IRS Code 280E on behalf of the entire cannabis industry.
OTHER DEVELOPMENTS
Subsequent to the end of the third quarter, the Company announced the following developments:
•October 11: MariMed announced the opening of Thrive Dispensary in Casey, Illinois, marking the fifth dispensary owned or managed in that state, and the twelfth dispensary it owns or manages across five states. In response to the state’s request to open as soon as possible, the Company operates Thrive Dispensary from a temporary mobile facility until construction of a permanent building is completed. MariMed continues to build its processing and cultivation facility in Mt. Vernon, Illinois. The processing facility is expected to open during the fourth quarter, at which time MariMed will produce its award-winning edibles for sale through retail and wholesale channels. The Company expects the cultivation facility construction to be completed in early 2024.
2023 FINANCIAL GUIDANCE
MariMed remains committed to its proven strategic growth plan and continues to operate some of the best facilities in the cannabis industry. Delayed openings of new revenue generating assets, input cost inflation, and increased competition continue to have a bigger impact than anticipated on operational and financial results. As such, the Company's guidance for full year 2023 is now:
•Revenue of $148 million to $150 million;
•Gross margin of approximately 45%;
•Non-GAAP Adjusted EBITDA of $27 million to $32 million;
•Capital expenditures of $22 million to $25 million;
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, and making operating decisions, planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Gross margin, Non-GAAP Net income (loss), Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin, as supplements to Revenue, Gross margin, Net income (loss) and other financial measures prepared in accordance with GAAP.
Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.
Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.
As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.
Management defines non-GAAP Adjusted EBITDA as income (loss) from operations, determined in accordance with GAAP, excluding the following items:

•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•stock-based compensation;
•legal settlements; and
•acquisition-related and other expenses.
For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.
ABOUT MARIMED
MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies, Nature’s Heritage, InHouse, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations: High + Energy, which are trademarks of MariMed Inc. For additional information, visit www.marimedinc.com.
IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2023, including management’s belief that it will have its fourth consecutive year of positive operating cash flow, anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.
These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.
All trademarks and service marks are the property of their respective owners.
For More Information Contact:
Investor Relations:
Steve West, Vice President, Investor Relations
Email: ir@marimedinc.com
Phone: (781) 277-0007
Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$13,259	$9,737
Accounts receivable, net	6,352	4,157
Inventory	24,206	19,477
Deferred rents receivable	649	704
Notes receivable, current portion	52	2,637
Investments, current portion	161	123
Due from related parties	87	29
Other current assets	6,026	7,282
Total current assets	50,792	44,146
Property and equipment, net	85,195	71,641
Intangible assets, net	17,856	14,201
Goodwill	11,993	8,079
Notes receivable, net of current portion	814	7,467
Investments, net of current portion	164	—
Operating lease right-of-use assets	9,679	4,931
Finance lease right-of-use assets	2,717	713
Other assets	11,607	1,024
Total assets	$190,817	$152,202

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Term loan	$3,600	$—
Mortgages and notes payable, current portion	1,009	3,774
Accounts payable	8,494	6,626
Accrued expenses and other	5,347	3,091
Income taxes payable	14,014	11,489
Operating lease liabilities, current portion	1,865	1,273
Finance lease liabilities, current portion	963	237
Total current liabilities	35,292	26,490
Term loan, net of current portion	18,895	—
Mortgages and notes payable, net of current portion	27,444	25,943
Operating lease liabilities, net of current portion	8,449	4,173
Finance lease liabilities, net of current portion	1,775	461
Other liabilities	100	100
Total liabilities	91,955	57,167

Commitments and contingencies

Mezzanine equity
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	4,275	23,000
Total mezzanine equity	19,000	37,725

Stockholders’ equity
Common stock	376	341
Common stock subscribed but not issued	—	39
Additional paid-in capital	170,922	142,365
Accumulated deficit	(89,786)	(83,924)
Noncontrolling interests	(1,650)	(1,511)
Total stockholders’ equity	79,862	57,310
Total liabilities, mezzanine equity and stockholders’ equity	$190,817	$152,202

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue	$38,800	$33,912	$109,699	$98,180
Cost of revenue	21,962	17,748	61,097	50,035
Gross profit	16,838	16,164	48,602	48,145

Gross margin	43.4%	47.7%	44.3%	49.0%

Operating expenses:
Personnel	5,916	3,746	16,191	10,170
Marketing and promotion	1,585	1,402	4,397	2,854
General and administrative	6,135	5,097	15,520	16,890
Acquisition-related and other	32	143	647	897
Bad debt	(122)	40	(127)	54
Total operating expenses	13,546	10,428	36,628	30,865

Income from operations	3,292	5,736	11,974	17,280

Interest and other (expense) income:
Interest expense	(2,482)	(518)	(7,627)	(1,271)
Interest income	29	239	243	720
Other (expense) income, net	(646)	(251)	(1,556)	24
Total interest and other expense, net	(3,099)	(530)	(8,940)	(527)

Income before income taxes	193	5,206	3,034	16,753
Provision for income taxes	4,462	2,484	8,902	7,894

Net (loss) income	(4,269)	2,722	(5,868)	8,859
Less: Net (loss) income attributable to noncontrolling interests	(10)	16	(6)	142
Net (loss) income attributable to common stockholders	$(4,259)	$2,706	$(5,862)	$8,717

Net (loss) earnings per share attributable to common stockholders:
Basic	$(0.01)	$0.01	$(0.02)	$0.03
Diluted	$(0.01)	$0.01	$(0.02)	$0.02

Weighted average common shares outstanding:
Basic	373,081	339,025	359,156	337,111
Diluted	373,081	381,071	359,156	379,868

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income attributable to common stockholders	$(5,862)	$8,717
Net (loss) income attributable to noncontrolling interests	(6)	142
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization of property and equipment	3,838	2,469
Amortization of intangible assets	2,181	854
Stock-based compensation	801	6,396
Amortization of original debt issuance discount	206	—
Amortization of debt discount	1,840	—
Payment-in-kind interest	301	—
Present value adjustment of notes payable	719	—
Bad debt (income) expense	(127)	54
Obligations settled with common stock	463	637
Write-off of disposed assets	906	—
Gain on finance lease adjustment	(31)	—
(Gain) loss on changes in fair value of investments	(16)	930
Write-down of prepaid purchase consideration	200	—
Other investment income	—	(954)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,065)	(4,856)
Deferred rents receivable	55	111
Inventory	(4,728)	(4,215)
Other current assets	2,040	(1,973)
Other assets	(300)	(113)
Accounts payable	1,868	2,372
Accrued expenses and other	(132)	(193)
Income taxes payable	2,525	(4,804)
Net cash provided by operating activities	4,676	5,574

Cash flows from investing activities:
Purchases of property and equipment	(14,749)	(9,985)
Business acquisitions, net of cash acquired	(2,987)	(12,746)
Advances toward future business acquisitions	(250)	(800)
Purchases of investments	(187)	—
Purchases of cannabis licenses	(626)	(330)
Issuance of notes receivable	(879)	—
Proceeds from notes receivable	99	130
Due from related party	(58)	—
Net cash used in investing activities	(19,637)	(23,731)

	Nine months ended
	September 30,
	2023	2022

Cash flows from financing activities:
Proceeds from term loan	29,100	—
Payment of third-party debt issuance costs in connection with term loan	(1,798)	—
Principal payments of term loan	(1,500)	—
Principal payments of mortgages and promissory notes	(519)	(1,033)
Repayment and retirement of mortgage	(778)	—
Repayment and retirement of promissory notes	(5,503)	—
Proceeds from mortgages	—	3,000
Proceeds from exercise of stock options	109	10
Principal payments of finance leases	(500)	(166)
Redemption of minority interests	—	(2,000)
Distributions	(128)	(224)
Net cash provided by (used in) financing activities	18,483	(413)

Net increase (decrease) in cash and cash equivalents	3,522	(18,570)
Cash and equivalents, beginning of year	9,737	29,683
Cash and cash equivalents, end of period	$13,259	$11,113

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Non-GAAP Adjusted EBITDA
GAAP Income from operations	$3,292	$5,736	$11,974	$17,280
Depreciation and amortization of property and equipment	1,591	917	3,838	2,469
Amortization of acquired intangible assets	844	429	2,181	854
Stock-based compensation	296	1,372	801	6,396
Acquisition-related and other	32	143	647	897
Adjusted EBITDA	$6,055	$8,597	$19,441	$27,896

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Income from operations	8.5%	16.9%	10.9%	17.6%
Depreciation and amortization of property and equipment	4.0%	2.7%	3.5%	2.5%
Amortization of acquired intangible assets	2.2%	1.3%	2.0%	0.9%
Stock-based compensation	0.8%	4.1%	0.7%	6.5%
Acquisition-related and other	0.1%	0.4%	0.6%	0.9%
Adjusted EBITDA margin	15.6%	25.4%	17.7%	28.4%

GAAP Gross margin	43.4%	47.7%	44.3%	49.0%
Amortization of acquired intangible assets	1.1%	0.5%	1.0%	0.3%
Non-GAAP Gross margin	44.5%	48.2%	45.3%	49.3%

GAAP Net income (loss)	$(4,269)	$2,722	$(5,868)	$8,859
Amortization of acquired intangible assets	844	429	2,181	854
Stock-based compensation	296	1,372	801	6,396
Acquisition-related and other	32	143	647	897
Non-GAAP Net income	$(3,097)	$4,666	$(2,239)	$17,006

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Product revenue:
Product revenue - retail	24,121	23,593	71,640	68,121
Product revenue - wholesale	13,643	9,009	35,050	23,029
Total product revenue	37,764	32,602	106,690	91,150
Other revenue	1,036	1,310	3,009	7,030
Total revenue	$38,800	$33,912	$109,699	$98,180